                                                                   EXHIBIT 10.38



                                                INTEROFFICE COMMUNICATION


                                                RICHARD L. HUBER
                                                Office of Chairman, A801
                                                (860) 273-7851
                                                Fax:  (860) 273-6872


To            Frederick C. Copeland, Jr.

Date          December 3, 1999

Subject       Employment Agreement


This memo is to outline severance arrangements in effect for you through December 31, 2001, under certain special circumstances. This special arrangement is intended to be effective in the event of circumstances not covered by those outlined in my memo to you dated May 4, 1999 (which remains in effect), but is not intended to duplicate benefits.

In the event following an International Business Change in Control (as defined below) (i) your employment is involuntarily terminated for any reason other than misconduct, or (ii) your total target cash compensation (comprised of base salary and annual bonus opportunity for target-level performance) is reduced, you will be entitled to receive 24 months continuation of cash compensation (calculated at base salary and annual bonus at target-level performance) in lieu of any severance or salary continuation benefit to which you may otherwise have been entitled upon delivery to Aetna Inc. (the Company) of a release of any employment-related claims in the Company's customary form. For these purposes, an International Business Change in Control is described in Attachment A and incorporated herein.


Aetna Inc.


By:  /s/ Richard L. Huber
     --------------------
       Richard L. Huber


Att:  1

                                  ATTACHMENT A


"International Business Change in Control" means the closing of the sale of all or substantially all of the stock or assets (other than transfers within the Aetna Inc. (the "Company") controlled group) of Aetna International, Inc. or its subsidiaries constituting the entire business of the Aetna International business segment as reported by the Company, but not including any public-offering of securities of Aetna International, Inc. or its subsidiaries in which no "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities representing 20 percent or more of the combined voting power of the then outstanding securities.